Exhibit C

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned hereby constitutes and appoints W. Andrew Adams the undersigned’s true and lawful attorney-in-fact to:

(1)           execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of shares of National Health Investors, Inc., a Maryland corporation (the “Company”), Schedule 13D in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations under the Exchange Act; Schedule 13G in accordance with Section 13(g) of the Exchange Act and the rules and regulations under the Exchange Act; any amendment to Schedule 13D or Schedule 13G; and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition or disposition of securities of the Company, including (without limitation) a Form ID application for EDGAR filing codes;

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G or amendment thereto, or any other form or report, and timely file such schedule, amendment, form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13(d) or Section 13(g) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D or Schedule 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of October 6, 2006.

THE ADAMS GROUP, L.P.

By:	/s/ Dorothy B. Adams
Dorothy B. Adams, General Partner